EXHIBIT 99

MBT Financial Corp. Announces First Quarter 2011 Results

MONROE, Mich., April 19, 2011 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net loss of $4.0 million, or $0.23 per share, in the first quarter of 2011, compared to the profit of $348,000, or $0.02 per share in the first quarter of 2010. The loss was due to continuing high credit costs, including losses of $1.2 million on other real estate owned, and a provision for loan loss reserves totaling $5.8 million.

The Net Interest Income for the first quarter of 2011 was $8.8 million, a decrease of $0.6 million, or 6.8% compared to the same period in 2010. The net interest margin remained relatively stable, decreasing slightly from 3.13% in the first quarter of 2010 to 3.11% in the first quarter of 2011.  The net interest income decreased because the average earning assets decreased $90.1 million for the past twelve months, or 7.2%. The decrease in average earning assets included a decrease of $91.5 million, or 10.9%, in average loans, as weak economic conditions continue to have a negative impact on loan demand and growth.

The provision for loan losses increased from $2.2 million last year to $5.75 million in the first quarter of 2011 due to an increase in the net charge offs from $2.2 million to $3.5 million, and to increase the allowance for loan losses to reflect recent historical loss rates.

Non interest income, excluding securities gains, decreased 4.0% from $3.7 million in the first quarter of 2010 to $3.6 million in the first quarter of 2011. Declines in origination fees from mortgage loans sold and deposit service charges were the primary causes of this decrease. Total non interest expenses decreased $174,000, or 1.6%. The bank’s efforts to control expenses resulted in significant reductions in salaries, employee benefits, occupancy, and equipment expenses.

Total assets of the company increased $10.2 million compared to December 31, 2010, mainly due to the increase in deposit funding. Core deposit activity remains strong, with total Deposits increasing $13.2 million, or 1.3%. Capital decreased $3.6 million since year end, and with the small increase in assets, the ratio of equity to assets decreased from 5.88% at December 31, 2010 to 5.55% at March 31, 2011. The bank remains adequately capitalized as measured by applicable regulatory standards.  The company’s already strong liquidity position improved during the quarter, with cash and investments increasing from 31.7% of assets at the end of 2010 to 34.4% at the end of the first quarter of 2011.

H. Douglas Chaffin, President and CEO, commented, “Our results for the first quarter of 2011 were below our expectations because the economic recovery is taking longer than expected to improve our asset quality and earnings. Fortunately, we have a stable net interest margin, a solid deposit base, a very liquid balance sheet, and adequate capital, so when the eventual recovery occurs, we will be well positioned to participate in the growth.”

Mr. Chaffin concluded, “Local economic indicators have shown improvement recently, and we remain optimistic.  Improvements in employment are beginning to be reflected in improvements in past dues.  We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, seeking new sources of revenue, and controlling expenses. Our board is currently considering various options that might be available to raise additional capital and we are seeking shareholder approval to authorize additional capital securities at our Annual Meeting of Shareholders on May 5, 2011. We still have much work ahead of us given our current environment, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss the first quarter results on Wednesday, April 20, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 317-6789. The toll free number for callers in Canada is (866) 605-3852 and international callers can access the call at (412) 317-6789. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2011	2010	2010	2010	2010
(dollars in thousands except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	2011	2010

EARNINGS
Net interest income	$8,769	$8,814	$9,421	$9,188	$9,405	$8,769	$9,405
FTE Net interest income	$8,942	$8,985	$9,603	$9,389	$9,677	$8,942	$9,677
Provision for loan and lease losses	$5,750	$7,086	$7,464	$3,750	$2,200	$5,750	$2,200
Non-interest income	$3,663	$4,195	$4,381	$6,819	$4,041	$3,663	$4,041
Non-interest expense	$10,724	$10,277	$10,676	$12,629	$10,898	$10,724	$10,898
Net income (loss)	$(4,042)	$(7,537)	$(4,338)	$(372)	$348	$(4,042)	$348
Basic earnings (loss) per share	$(0.23)	$(0.44)	$(0.27)	$(0.02)	$0.02	$(0.23)	$0.02
Diluted earnings (loss) per share	$(0.23)	$(0.44)	$(0.27)	$(0.02)	$0.02	$(0.23)	$0.02
Average shares outstanding	17,256,472	17,214,768	16,329,549	16,225,327	16,216,177	17,256,472	16,216,177
Average diluted shares outstanding	17,256,472	17,214,768	16,329,549	16,225,327	16,216,708	17,256,472	16,216,708

PERFORMANCE RATIOS
Return on average assets	-1.29%	-2.39%	-1.37%	-0.11%	0.10%	-1.29%	0.10%
Return on average common equity	-22.04%	-35.55%	-19.74%	-1.77%	1.71%	-22.04%	1.71%

Base Margin	3.02%	3.03%	3.21%	3.03%	3.01%	3.02%	3.01%
FTE Adjustment	0.06%	0.06%	0.06%	0.07%	0.09%	0.06%	0.09%
Loan Fees	0.03%	0.03%	0.05%	0.03%	0.03%	0.03%	0.03%
FTE Net Interest Margin	3.11%	3.12%	3.32%	3.13%	3.13%	3.11%	3.13%

Efficiency ratio	73.07%	67.61%	65.36%	63.84%	67.75%	73.07%	67.75%
Full-time equivalent employees	344	342	350	356	351	344	351

CAPITAL
Average equity to average assets	5.85%	6.73%	6.94%	6.44%	6.08%	5.85%	6.08%
Book value per share	$4.08	$4.29	$4.94	$5.31	$5.17	$4.08	$5.17
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$4,064	$7,217	$11,010	$3,967	$2,362	$4,064	$2,362
Loan Recoveries	$518	$607	$266	$131	$211	$518	$211
Net Charge-Offs	$3,546	$6,610	$10,744	$3,836	$2,151	$3,546	$2,151

Allowance for loan and lease losses	$23,427	$21,223	$20,746	$24,026	$24,112	$23,427	$24,112

Nonaccrual Loans	$65,597	$67,581	$64,192	$65,066	$61,722	$65,597	$61,722
Loans 90 days past due	$364	$4	$117	$166	$53	$364	$53
Restructured loans	$14,775	$14,098	$15,290	$25,058	$28,042	$14,775	$28,042
Total non performing loans	$80,736	$81,683	$79,599	$90,290	$89,817	$80,736	$89,817
Other real estate owned & other assets	$22,640	$19,815	$19,042	$18,387	$19,634	$22,640	$19,634
Nonaccrual Investment Securities	$4,740	$4,740	$4,740	$4,740	$4,740	$4,740	$4,740
Total non performing assets	$108,116	$106,238	$103,381	$113,417	$114,191	$108,116	$114,191
Problem Loans Still Performing	$53,598	$53,726	$49,589	$41,693	$44,105	$53,598	$44,105
Total Problem Assets	$161,714	$159,964	$152,970	$155,110	$158,296	$161,714	$158,296

Net loan charge-offs to average loans	1.93%	3.39%	5.32%	1.88%	1.04%	1.93%	1.04%
Allowance for losses to total loans	3.21%	2.82%	2.64%	2.97%	2.93%	3.21%	2.93%
Non performing loans to gross loans	11.07%	10.84%	10.13%	11.18%	10.91%	11.07%	10.91%
Non performing assets to total assets	8.52%	8.44%	8.21%	8.98%	8.27%	8.52%	8.27%
Allowance to non performing loans	29.02%	25.98%	26.06%	26.61%	26.85%	29.02%	26.85%

END OF PERIOD BALANCES
Loans and leases	$729,503	$753,860	$786,054	$807,788	$823,515	$729,503	$823,515
Total earning assets	$1,163,939	$1,151,371	$1,143,825	$1,144,120	$1,260,637	$1,163,939	$1,260,637
Total assets	$1,269,615	$1,259,377	$1,259,876	$1,263,678	$1,381,616	$1,269,615	$1,381,616
Deposits	$1,045,141	$1,031,893	$1,022,460	$1,023,657	$1,028,921	$1,045,141	$1,028,921
Interest Bearing Liabilities	$1,041,039	$1,027,320	$1,022,398	$1,022,293	$1,149,728	$1,041,039	$1,149,728
Shareholders' equity	$70,415	$73,998	$84,079	$86,201	$83,913	$70,415	$83,913
Total Shares Outstanding	17,260,748	17,252,329	17,030,844	16,228,029	16,222,177	17,260,748	16,222,177

AVERAGE BALANCES
Loans and leases	$744,579	$773,269	$801,240	$816,487	$836,122	$744,579	$836,122
Total earning assets	$1,163,506	$1,141,829	$1,148,796	$1,205,711	$1,253,567	$1,163,506	$1,253,567
Total assets	$1,270,234	$1,249,543	$1,256,422	$1,311,835	$1,361,507	$1,270,234	$1,361,507
Deposits	$1,044,556	$1,015,740	$1,025,385	$1,017,761	$1,024,651	$1,044,556	$1,024,651
Interest Bearing Liabilities	$1,040,463	$1,009,619	$1,025,493	$1,093,471	$1,149,938	$1,040,463	$1,149,938
Shareholders' equity	$74,363	$84,123	$87,184	$84,486	$82,775	$74,363	$82,775

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended March 31,
Dollars in thousands (except per share data)	2011	2010
Interest Income
Interest and fees on loans	$10,352	$11,949
Interest on investment securities-
Tax-exempt	372	638
Taxable	2,040	2,689
Interest on balances due from banks	38	38
Total interest income	12,802	15,314

Interest Expense
Interest on deposits	3,015	3,353
Interest on borrowed funds	1,018	2,556
Total interest expense	4,033	5,909

Net Interest Income	8,769	9,405
Provision For Loan Losses	5,750	2,200

Net Interest Income After
Provision For Loan Losses	3,019	7,205

Other Income
Income from wealth management services	987	962
Service charges and other fees	1,117	1,271
Net gain (loss) on sales of securities	67	295
Origination fees on mortgage loans sold	83	132
Bank Owned Life Insurance income	412	389
Other	997	992
Total other income	3,663	4,041

Other Expenses
Salaries and employee benefits	4,849	5,069
Occupancy expense	777	805
Equipment expense	694	840
Marketing expense	246	248
Professional fees	699	480
Collection expense	77	94
Net loss on other real estate owned	1,241	1,036
Other real estate owned expense	308	751
FDIC deposit insurance assessment	846	631
Other	987	944
Total other expenses	10,724	10,898

Loss Before Income Taxes	(4,042)	348
Income Tax Expense (Benefit)	-	-
Net Loss	$(4,042)	$348

Basic Loss Per Common Share	$(0.23)	$0.02

Diluted Loss Per Common Share	$(0.23)	$0.02

Dividends Declared Per Common Share	$-	$-

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31,
Dollars in thousands	(Unaudited)	2010
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$14,430	$13,789
Interest bearing	53,486	72,511
Total cash and cash equivalents	67,916	86,300

Securities - Held to Maturity	23,201	23,804
Securities - Available for Sale	345,918	289,365
Federal Home Loan Bank stock - at cost	11,831	11,831
Loans held for sale	784	973
Loans - Net	705,292	731,664
Accrued interest receivable and other assets	37,150	34,207
Bank Owned Life Insurance	47,422	50,664
Premises and Equipment - Net	30,101	30,569
Total assets	$1,269,615	$1,259,377

Liabilities
Deposits:
Non-interest bearing	$147,737	$148,208
Interest-bearing	897,404	883,685
Total deposits	1,045,141	1,031,893

Federal Home Loan Bank advances	113,500	113,500
Repurchase agreements	30,000	30,000
Notes Payable	135	135
Interest payable and other liabilities	10,424	9,851
Total liabilities	1,199,200	1,185,379

Shareholders' Equity
Common stock (no par value)	2,026	2,146
Retained Earnings	72,455	76,497
Unearned Compensation	(158)	(187)
Accumulated other comprehensive loss	(3,908)	(4,458)
Total shareholders' equity	70,415	73,998
Total liabilities and shareholders' equity	$1,269,615	$1,259,377

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com